Exhibit 10.34

AMENDMENT NO. 1 TO MASTER REPURCHASE AGREEMENT

AMENDMENT NO. 1 TO MASTER REPURCHASE AGREEMENT, dated as of December 20, 2013 (this “Amendment”), between PARLEX 4 FINANCE, LLC (“Seller”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Master Repurchase Agreement, dated as of June 28, 2013 (as may be further amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Existing Repurchase Agreement”); and

WHEREAS, Seller and Buyer have agreed, subject to the terms and conditions hereof, that the Existing Repurchase Agreement shall be amended as set forth in this Amendment.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

SECTION 1. Amendment to Master Repurchase Agreement.

(a) Article 2 of the Existing Repurchase Agreement is hereby amended by adding the following new defined terms in their appropriate alphabetical order:

“Other Facility Buyer” shall mean the “Buyer”, as defined in the Other Repurchase Agreement.

“Other Facility” shall mean the Other Repurchase Agreement and any documents related thereto.

“Other Facility Purchased Items” shall mean “Purchased Items” as defined in the Other Repurchase Agreement.

“Other Repurchase Agreement” shall mean that certain Master Repurchase Agreement, dated as of December 20, 2013 (as amended, restated, supplemented or otherwise modified and in effect from time to time), by and among Parlex 4 Finance, LLC and Parlex 4 UK Finco, LLC, as sellers, and Other Facility Buyer, as buyer.

“Other Facility Repurchase Obligations” shall mean “Repurchase Obligations” as defined in the Other Repurchase Agreement.

(b) Article 2 of the Existing Repurchase Agreement is hereby amended by replacing the definitions of “Default”, “Filings” and “UCC” in their entirety with the following new defined terms:

“Default” shall mean (a) any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default, and (b) any “Default” as defined in the Other Repurchase Agreement.

“Filings” shall have the meaning specified in Article 6(h) of this Agreement.

“UCC” shall have the meaning specified in Article 6(h) of this Agreement.

(a) Article 5(c) of the Existing Repurchase Agreement is hereby amended by deleting the word “and” at the end of clause (iii), replacing the existing clause (iv) with the following new clause (iv) below, and inserting the following new clause (v) below:

(iv) fourth, to make a payment to Other Facility Buyer or its Affiliates on account of any other amounts then due and payable under the Other Facility pursuant to Article 5(c)(i), (ii) and (iii) of the Other Repurchase Agreement until such other amounts then due and payable pursuant to Article 5(c)(i), (ii) and (iii) of the Other Repurchase Agreement have been reduced to zero, each such payment to be deposited into one of the Depository Accounts (as defined in the Other Repurchase Agreement) and allocated in accordance with the Other Repurchase Agreement; and

(v) fifth, to Seller, any remainder.

(b) Article 5(d) of the Existing Repurchase Agreement is hereby amended by deleting the word “and” at the end of clause (ii), replacing the existing clause (iii) with the following new clause (iii) below, and inserting the following new clause (iv) below:

(iii) third, to make a payment to Other Facility Buyer or its Affiliates on account of any other amounts then due and payable under the Other Facility pursuant to Article 5(d)(i) and (ii) of the Other Repurchase Agreement until such other amounts then due and payable pursuant to Article 5(d)(i) and (ii) of the Other Repurchase Agreement have been reduced to zero, each such payment to be deposited into one of the Depository Accounts (as defined in the Other Repurchase Agreement) and allocated in accordance with the Other Repurchase Agreement; and

(iv) fourth, to Seller, any remainder.

(c) Article 5(e) of the Existing Repurchase Agreement is hereby amended by deleting the word “and” at the end of clause (v), replacing the existing clause (vi) with the following new clause (vi) below, and inserting the following new clause (vii) below:

(vi) sixth, to make a payment to Other Facility Buyer or its Affiliates on account of the repurchase price of all purchased assets related to the Other Repurchase Agreement and any other amounts due and owing under the Other Facility until the repurchase price for such purchased assets and such other amounts due and owing have been reduced to zero, each such payment to be deposited into one of the Depository Accounts (as defined in the Other Repurchase Agreement) and allocated in Other Facility Buyer’s sole discretion; and

(vii) seventh, to Seller, any remainder.

(d) Article 6 of the Existing Repurchase Agreement is hereby amended by replacing the first two sentences of Article 6(a) in their entirety with the following:

Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, in order to preserve Buyer’s rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans and as security for the performance by Seller of all of Seller’s obligations to Buyer under the Transaction Documents and the Transactions entered into hereunder, or in the event that a transfer of a Purchased Asset is otherwise ineffective to effect an outright transfer of such Purchased Asset to Buyer, Seller hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Purchased Items (as defined below) to Buyer (and the Other Facility Buyer, as applicable) to secure the payment of (i) the Repurchase Price on all Transactions to which it is a party and all other amounts owing by Seller or Seller’s Affiliates to Buyer and any of Buyer’s present or future Affiliates hereunder, including, without limitation, amounts owing pursuant to Article 25, under the other Transaction Documents, including any obligations of Seller under any Hedging Transaction entered into with any Affiliated Hedge Counterparty (including, without limitation, all amounts anticipated to be paid to Buyer by an Affiliated Hedge Counterparty as provided for in the definition of Repurchase Price or otherwise) and the Other Facility Repurchase Obligations, and to secure the obligation of Seller or its designee to service the Purchased Assets in conformity with Article 27 and any other obligation of Seller to Buyer, and (ii) the Other Facility Repurchase Obligations (collectively, the “Repurchase Obligations”).

(e) Article 6 of the Existing Repurchase Agreement is hereby amended by deleting the existing Articles 6(b) through 6(d), and replacing them in their entirety with the following and renumbering Article 6(e) as Article 6(i):

(b) Seller hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Other Facility Purchased Items to Buyer to secure the payment of the Repurchase Obligations. Seller shall mark its computer records and tapes to evidence the interests granted to Buyer hereunder.

(c) Buyer and Other Facility Buyer each hereby acknowledges and agrees that Buyer’s security interest in the Other Facility Purchased Items as security for the Repurchase Obligations shall at all times be junior and subordinate in all respects to Other Facility Buyer’s security interest in the Other Facility Purchased Items as security for the Other Facility Repurchase Obligations. The preceding subordination of Buyer’s security interest in the Other Facility Purchased Items affects only the relative priority of Buyer’s security interest in the Other Facility Purchased Items, and shall not subordinate the Repurchase Obligations in right of payment to the Other Facility Repurchase Obligations.

(d) Other Facility Buyer hereby acknowledges and agrees that Other Facility Buyer’s security interest in the Purchased Items as security for the Other Facility Repurchase Obligations shall at all times be junior and subordinate in all respects to Buyer’s security interest in the Purchased Items as security for the Repurchase Obligations. The preceding subordination of Other Facility Buyer’s security interest in the Purchased Items affects only the relative priority of Other Facility Buyer’s security interest in the Purchased Items, and shall not subordinate the Other Facility Repurchase Obligations in right of payment to the Repurchase Obligations.

(e) Buyer agrees to act as agent for and on behalf of the Affiliated Hedge Counterparties (including without limitation for purposes of Sections 9-313(c), 8-106(d)(3), 9-104(a) and 9-106(a) of the UCC) with respect to the security interest granted hereby to secure the obligations owing to the Affiliated Hedge Counterparties under any Hedging Transactions, including, without limitation, with respect to the Purchased Assets and the Purchased Asset Files held by the Custodian pursuant to the Custodial Agreement.

(f) Buyer agrees to act as agent for and on behalf of Other Facility Buyer (including without limitation for purposes of Sections 9-313(c), 8-106(d)(3), 9-104(a) and 9-106(a) of the UCC) with respect to the security interest granted hereby to secure the obligations owing to Other Facility Buyer under the Other Facility, including, without limitation, with respect to the Purchased Assets and the Purchased Asset Files held by the Custodian pursuant to the Custodial Agreement.

(g) Other Facility Buyer agrees to act as agent for and on behalf of Buyer (including without limitation for purposes of Sections 9-313(c), 8-106(d)(3), 9-104(a) and 9-106(a) of the UCC) with respect to the security interest granted hereby to secure the obligations owing to Buyer under the Other Transaction Documents, including, without limitation, with respect to the “Purchased Assets” and the “Purchased Asset Files”, each as defined in the Other Repurchase Agreement.

(h) Buyer’s security interest in the Purchased Items and the Other Facility Purchased Items shall terminate only upon termination of Seller’s obligations under this Agreement and the other Transaction Documents, the Other Facility, all Hedging Transactions and the documents delivered in connection herewith and therewith. Upon such termination, Buyer shall promptly deliver to Seller such UCC termination statements and other release documents as may be commercially reasonable and return the Purchased Assets to Seller and reconvey the Purchased Items to Seller and release its security interest in the Purchased Items and the Other Facility Purchased Items. For purposes of the grant of the security interest pursuant to this Article 6, this Agreement shall be deemed to constitute a security agreement under the New York Uniform Commercial Code (the “UCC”). Buyer shall have all of the rights and may exercise all of the remedies of a secured creditor under the UCC and the other laws of the State of New York. In furtherance of the foregoing, (a) Buyer, at Seller’s sole cost and expense, as applicable, shall cause to be filed in such locations as may be necessary to perfect and maintain perfection and priority of the security interest granted hereby, UCC financing statements and continuation statements (collectively, the “Filings”), and shall forward copies of such Filings to Seller upon the filing thereof, and (b) Seller shall from time to time take such further actions as may be reasonably requested by Buyer to maintain and continue the perfection and priority of the security interest granted hereby (including marking its records and files to evidence the interests granted to Buyer hereunder). For the avoidance of doubt, notwithstanding clause (vi) of the definition of Repurchase Date and the proviso thereto, Buyer’s security interest in any particular Purchased Asset shall not terminate until Seller has fully paid the related Repurchase Price.

(f) Article 9(b) of the Existing Repurchase Agreement is hereby amended by replacing the first sentence of such Article 9(b) in its entirety with the following:

In addition to the representations and warranties in subsection (a) above, Seller represents and warrants to Buyer and Other Facility Buyer as of the date of this Agreement and will be deemed to represent and warrant to Buyer and Other Facility Buyer as of the Purchase Date for the purchase of any Purchased Assets by Buyer from Seller and any Transaction thereunder and covenants that at all times while this Agreement and any Transaction thereunder is in effect, unless otherwise stated herein:

(g) Article 9(b) of the Existing Repurchase Agreement is hereby amended by replacing clause (xxv) in its entirety with the following:

(xxv) Ownership of Property. Seller does not own, and has not ever owned, any assets other than (A) the Purchased Assets, (B) such incidental personal property related thereto and (C) the Other Facility Purchased Items related to U.S. Purchased Assets (as defined in the Other Facility Repurchase Agreement).

(h) Article 11(w) of the Existing Repurchase Agreement is hereby amended by replacing clause (xxiv) in its entirety with the following:

(xxiv) except in connection with the Purchased Assets, buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities); provided that Seller is permitted to buy and hold evidence of indebtedness pursuant to the Other Facility.

(i) Article 12(a) of the Existing Repurchase Agreement is hereby amended by moving the word “and” from the end of clause (xviii) to the end of clause (xix) and inserting the following as new clause (xx):

(xx) an Event of Default (as such term is defined in the Other Repurchase Agreement) occurs under the Other Facility.

SECTION 2. Conditions Precedent. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which (1) all the representations and warranties made by Sellers in this Amendment are true and correct and (2) Buyer shall have received this Amendment, executed and delivered by a duly authorized officer of each of Sellers and Buyer.

SECTION 3. Representations and Warranties. On and as of the date first above written, Seller hereby represents and warrants to Buyer that (a) it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, (b) after giving effect to this Amendment, no Default or Event of Default under the Repurchase Agreement has occurred and is continuing, and (c) after giving effect to this Amendment, the representations and warranties contained in Article 9 of the Repurchase Agreement are true and correct in all material respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all material respects as of such other date).

SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its respective terms; provided, however, that upon the Amendment Effective Date, all references in the Repurchase Agreement to the “Transaction Documents” shall be deemed to include, in any event, this Amendment. Each reference to Repurchase Agreement in any of the Transaction Documents shall be deemed to be a reference to the Repurchase Agreement as amended hereby.

SECTION 5. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States

By:	Thomas N. Cassino
Name:Thomas N. Cassino Title: Vice President

SELLER:

PARLEX 4 FINANCE, LLC, a Delaware limited liability company

By:	Douglas Armer
Name: Douglas Armer
Title: Head of Capital Markets and Treasurer

OTHER FACILITY BUYER:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, in its capacity as Other Facility Buyer, and solely for purposes of acknowledging and agreeing to the terms of this Amendment:

By:	Thomas N. Cassino
Name:Thomas N. Cassino Title: Vice President

Signature Page to Amendment No. 1 to Master Repurchase Agreement